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Lehman ABS Corporation                                              Date of Report:    1//8/97                  Page 11
Lehman Home Equity Loan Trust - Series 1996-1                       Time of Report:   4:09 PM
P&S Agreement Date:                           January 1, 1996
Original Settlement Date:                     February 22, 1996
CUSIP Number of Certificates:                 525180AU9
Original Sale Balance:                        146,190,000
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Statement to Certificateholders (Page 1 of 2)
Distribution Date:                                                                                12/16/96             1/15/97
                                                                                                  --------             -------
    INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A.  INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

    Investor Certificate Interest Distributed                                                     4.365635             4.353115
    Investor Certificate Interest Shortfall Distributed                                           0.000000             0.000000
    Remaining Unpaid Investor Certificate Interest Shortfall                                      0.000000             0.000000

    Managed Amortization Period ? (Yes=1; No=0)                                                          1                    1
    Investors Certificate Principal Distributed                                                   9.179810             6.737756
      Principal Distribution Amount                                                               9.179810             6.737756
        Maximum Principal Payment                                                                26.090832            25.578818
        Alternative Principal Payment                                                             9.179810             6.737756
        Principal Collections less Additional Balances                                            9.179810             6.737756
    Investor Loss Amount Distributed to Investors                                                 0.000000             0.000000
    Accelerated Principal Distribution Amount                                                     0.000000             0.000000
    Credit Enhancement Draw Amount                                                                    0.00                 0.00

  Total Amount Distributed to Certificateholders (P & I)                                         13.545445            11.090872

B.  INVESTOR CERTIFICATE PRINCIPAL BALANCE

    Beginning Investor Certificate Balance                                                  131,759,934.28       130,417,937.86
    Ending Investor Certificate Balance                                                     130,417,937.86       129,432,945.26
    Beginning Invested Amount                                                               132,505,804.63       131,163,808.21
    Ending Invested Amount                                                                  131,163,808.21       130,178,815.61
    Investor Certificateholder Floating Allocation Percentage                                     95.0019%             94.9533%
    Pool Factor                                                                                  0.8921126            0.8853748
    Liquidation Loss Amount for Liquidated Loans                                                      0.00                 0.00
    Unreimbursed Liquidation Loss Amount                                                              0.00                 0.00

C.  POOL INFORMATION

    Beginning Pool Balance                                                                  139,477,034.60       138,135,038.18
    Ending Pool Balance                                                                     138,135,038.18       137,150,045.58
    Servicer Removals form the Trust (Section 2.06)                                                   0.00                 0.00
    Servicing Fee                                                                                58,115.43            57,556.27

D.  INVESTOR CERTIFICATE RATE

    Investor Certificate Rate                                                                    5.625000%            5.855470%
    LIBOR Rate                                                                                   5.375000%            5.605470%
    Maximum Rate                                                                                 9.568647%            9.566662%

E.  DELINQUENCY & REO STATUS

    Delinquent 30-59 days
      No. of Accounts                                                                                   18                   15
      Trust Balances                                                                            608,576.28           435,677.49
    Delinquent 60-89 days
      No. of Accounts                                                                                    6                    5
      Trust Balances                                                                            220,300.19           160,169.80
    Delinquent 90+ days
      No. of Accounts                                                                                   10                   11
      Trust Balances                                                                            437,768.69           480,610.98
    Delinquent 9+ Months
      No. of Accounts                                                                                    5                    5
      Trust Balances                                                                               675,098              675,098
    REO
      No. of Accounts                                                                                    1                    1
      Trust Balances                                                                             59,269.38            59,269.38

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Lehman ABS Corporation                                              Date of Report:    1//8/97                  Page 12
Lehman Home Equity Loan Trust - Series 1996-1                       Time of Report:   4:09 PM
P&S Agreement Date:                           January 1, 1996
Original Settlement Date:                     February 22, 1996
CUSIP Number of Certificates:                 525180AU9
Original Sale Balance:                        146,190,000
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Statement to Certificateholders (Page 1 of 2)
Distribution Date:                                                                                12/16/96             1/15/97
                                                                                                  --------             -------







IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of January, 1997


   Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer

   /s/ Frederick J. Budig
   ______________________

   Frederick J. Budig
   Senior Vice-President


















Distribution List:
------------------

   Frank Skibo - FSA                                     Lupe Montero - Countrywide Home Loans
   Barbara Grosse - First National Bank of Chicago       Richard Marron - Countrywide Home Loans
   Brad Andres - Lehman Brothers                         Dave Walker - Countrywide Home Loans
   Paul Marsilio - Lehman Brothers
   Julie Uhlig - Moody's Investors Service
   Gail Brennan - Standard & Poor's Corp.

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